UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 7, 2011

Millennia, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-16974	59-2158586
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
801 E. Campbell Rd., Suite 638 Richardson, TX 75081 (Address of Principal Executive Offices)	75115 (Zip Code)
(972) 792-8873
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Promissory Note Extension Agreement

On September 14, 2010 Reunion Sports Group, LLC issued a Promissory Note in the amount of Two Hundred Thousand Dollars ($200,000.00) to Millennia, Inc. due January 28, 2011, secured by 36,500,000 newly issued shares of common stock.  Millennia, Inc., for consideration, in turn endorsed the note over to Pam J. Halter with full recourse.  Pam J. Halter, for consideration, has granted an extension of time to March 7, 2011 to Reunion Sports Group, LLC to retire the debt.

A copy of the Extension Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the materials terms of the Extension Agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

North American Baseball League

United League Baseball, Inc., a wholly owned subsidiary of Millennia, Inc. has agreed with the Golden Baseball League and Northern League to form a larger professional baseball league known as the North American Baseball League.  The structure of the North American League provides for the three original leagues to play inter-league games with teams in other regions.

The member leagues maintain their existing names and operations structure while consolidating and enhancing a number of business activities, including league-wide marketing, advertising, and sponsor revenue, collective purchasing opportunities, and will adhere to a single and consistent set of league operating by-laws.

The North American League Western Division includes teams in Calgary, Alberta; Edmonton, Alberta; Chico, California; Maui, Hawaii; Yuma, Arizona; and Henderson, Nevada.

The Eastern Division includes teams in Edinburg, Texas; Harlingen, Texas; San Angelo, Texas; Lake County, Illinois; Rockford, Illinois; and Schaumburg, Illinois.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Promissory Note Extension Agreement, dated February 7, 2011, by and between Pam J. Halter and Reunion Sports Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennia, Inc.

Dated: February 7, 2011	By:	/s/ John Bryant
Name: John Bryant
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note Extension Agreement, dated February 7, 2011, by and between Pam J. Halter and Reunion Sports Group LLC